UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2005

The Bluebook International Holding Company
(Exact name of registrant as specified in its charter)

Delaware	000-31008	98-0215787
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
21098 Bake Parkway, Suite 100, Lake Forest, CA 92630-2163
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 470-9534

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2005 The Bluebook International, Inc. (“Bluebook”), a Nevada corporation and wholly owned subsidiary of The Bluebook International Holding Company, entered into a Joint License and Revenue Share Agreement (the “Agreement”) with First American Real Estate Solutions, L.P. (“First American”), a Delaware limited partnership. Under the Agreement, Bluebook will integrate its next generation InsureBASE product with First American’s detailed property records to bring to the insurance, mortgage and real estate industries cost effective Estimated Replacement Cost (“ERC”) reports and values for single family residences throughout the United States.

The Agreement has an initial term of two years from March 25, 2005 and will automatically renew for additional successive periods of twelve months unless sooner terminated. First American granted Bluebook a non-exclusive, non-transferable license during the term of the Agreement to specified software applications, valuation models, information, images and other services to use in connection with Bluebook’s InsureBASE, ERC Values, ERC Reports and leadBASE products. Bluebook granted First American a non-exclusive, non-transferable license during the term of the Agreement to sell Bluebook’s InsureBASE, ERC Values, ERC Reports and leadBASE products. In consideration for the rights granted under the Agreement, each party must pay the greater of either: (a) a royalty fee based on the gross revenue generated from the sales of any Bluebook's insureBASE, ERC Values, ERC Reports and leadBASE products which utilize or incorporate First American's services; or (b) the cumulative monthly total amount of minimum transaction fees.

The agreement may be terminated by either Bluebook or First American upon expiration of any term, provided written notice is given to the other party at least 90 days in advance of the expiration date. If either party breaches any provision of the Agreement, the non-breaching party may immediately terminate the Agreement provided: (a) a written notice to cure detailing the breach is given to the allegedly breaching party; (b) that party is given at least 60 days to cure such breach; (c) the breach is not cured; and (d) no mutually acceptable alternative or solution to termination can be agreed upon by the parties. Either party may also terminate the Agreement without cause upon the expiration of the first 14 months during the initial two-year term, provided written notice is given 60 days in advance of the 14th month. Upon expiration or termination of the Agreement, each party must generate a final sales report generated up to termination and must continue to make payments due. In addition, upon termination and expiration of the Agreement, the parties may agree to a perpetual license arrangement, or must return all respective services and/or Bluebook products and related information and materials to the respective party within 15 days of such termination.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not Applicable

(b) Pro forma financial information.

Not Applicable

(c) Exhibits:

10.1	Joint License & Revenue Share Agreement effective March 25, 2005 between First American Real Estate Solutions, L.P. and The Bluebook International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 31, 2005

THE BLUEBOOK INTERNATIONAL HOLDING COMPANY

By:	/s/ Mark A. Josipovich
Mark A. Josipovich
Chief Executive Officer